Exhibit 99.1
PRESS RELEASE

FTAI Infrastructure Inc. Reports Second Quarter 2026 Results, Declares Dividend of $0.03 per Share of Common Stock

NEW YORK, August 5, 2026 (GLOBE NEWSWIRE) -- FTAI Infrastructure Inc. (NASDAQ:FIP) (the “Company” or “FTAI Infrastructure”) today reported financial results for the second quarter 2026. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.
Business Highlights
•Reported $76.1 million of Adjusted EBITDA for the second quarter of 2026.
•Strong performance from the rail segment with record revenues and Adjusted EBITDA for Q2; announced tuck-in acquisition of Tidewater Logistics on June 29, 2026.
•Anticipated sale of Long Ridge is pending regulatory approval; at closing, FIP will immediately eliminate $1.16 billion of Long Ridge debt and use net proceeds to repay approximately $300 million of other debt.
•Jefferson completed the SSP bi-directional pipeline project, while Repauno phase two continued progress to an expected early 2027 operational commencement.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q2’26
Net Loss Attributable to Common Stockholders	$(166,464)
Basic and Diluted Loss per Share of Common Stock	$(1.41)
Adjusted EBITDA (1)	$76,113
Adjusted EBITDA - Four core segments (1)(2)	$83,031
_______________________________
(1)For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.
(2)Excludes Sustainability and Energy Transition and Corporate and Other segments.
Second Quarter 2026 Dividends
On August 5, 2026, the Company’s Board of Directors (the “Board”) declared a cash dividend on its common stock of $0.03 per share for the quarter ended June 30, 2026, payable on September 8, 2026 to the holders of record on August 24, 2026.
Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.fipinc.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.
Conference Call
In addition, management will host a conference call on Thursday, August 6, 2026 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register-conf.media-server.com/register/BI94c2ce06b3e4463c9d752652f363bf8e. Once registered, participants will receive a dial-in and unique pin to access the call.
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.fipinc.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
A replay of the conference call will be available after 11:30 A.M. on Thursday, August 6, 2026 through 11:30 A.M. on Thursday, August 13, 2026 on https://ir.fipinc.com/news-events/events.

The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.
About FTAI Infrastructure Inc.
FTAI Infrastructure primarily invests in critical infrastructure with high barriers to entry across the rail, ports and terminals, and power and gas sectors that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI Infrastructure is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.fipinc.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.
For further information, please contact:
Alan Andreini
Investor Relations
FTAI Infrastructure Inc.
(646) 734-9414

Exhibit - Financial Statements
FTAI INFRASTRUCTURE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Total revenues	$186,768	$122,286	$375,132	$218,447

Expenses
Operating expenses	117,333	74,435	237,727	141,480
General and administrative	3,674	3,862	7,228	8,975
Acquisition and transaction expenses	6,021	8,704	12,841	12,219
Management fees and incentive allocation to affiliate	3,677	3,680	7,769	6,222
Depreciation and amortization	39,511	33,998	90,202	59,010
Asset impairment	63,188	4,401	63,188	4,401
Total expenses	233,404	129,080	418,955	232,307

Other (expense) income
Equity in (losses) earnings of unconsolidated entities	(560)	(1,995)	(1,078)	3,319
(Loss) gain on sale of assets, net	(16)	—	(582)	119,828
Loss on modification or extinguishment of debt	(1,602)	(4,066)	(47,516)	(4,073)
Interest expense	(105,492)	(59,204)	(187,979)	(102,316)
Other income	3,287	3,052	6,271	6,745
Total other (expense) income	(104,383)	(62,213)	(230,884)	23,503
(Loss) income before income taxes	(151,019)	(69,007)	(274,707)	9,643
(Benefit from) provision for income taxes	(11,576)	952	(8,053)	(40,562)
Net (loss) income	(139,443)	(69,959)	(266,654)	50,205
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries - common stockholders	(11,377)	(11,100)	(25,637)	(22,501)
Less: Preferred dividends and accretion on redeemable non-controlling interests	33,230	—	70,451	—
Less: Dividends and accretion of redeemable preferred stock	657	20,957	657	42,798
Less: Convertible preferred stock dividend	4,511	4,082	8,864	5,549
Net (loss) income attributable to common stockholders	$(166,464)	$(83,898)	$(320,989)	$24,359

(Loss) earnings per share:
Basic	$(1.41)	$(0.73)	$(2.73)	$0.21
Diluted	$(1.41)	$(0.73)	$(2.73)	$0.21
Weighted average shares outstanding:
Basic	118,163,955	114,880,817	117,430,787	114,491,338
Diluted	118,163,955	114,880,817	117,430,787	115,260,452

FTAI INFRASTRUCTURE INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)

	(Unaudited)
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$32,628	$57,351
Restricted cash and cash equivalents	139,947	268,595
Accounts receivable, net	89,759	95,388
Other current assets	48,500	62,677
Current assets held for sale	56,933	—
Total current assets	367,767	484,011
Leasing equipment, net	35,822	36,570
Operating lease right-of-use assets, net	154,406	133,493
Property, plant, and equipment, net	3,135,540	4,581,771
Investments	21,166	22,243
Intangible assets, net	55,980	43,173
Goodwill	275,366	365,703
Other assets	100,241	81,697
Non-current assets held for sale	1,600,457	—
Total assets	$5,746,745	$5,748,661

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$236,752	$280,707
Debt, net	476,768	65,438
Operating lease liabilities	10,985	9,108
Derivative liabilities	—	34,381
Other current liabilities	29,791	20,363
Current liabilities held for sale	579,713	—
Total current liabilities	1,334,009	409,997
Debt, net	2,286,949	3,708,735
Operating lease liabilities	91,474	71,000
Derivative liabilities	—	189,116
Warrant liabilities	82,523	81,599
Deferred income tax liabilities	289,279	300,231
Other liabilities	113,020	44,000
Non-current liabilities held for sale	911,169	—
Total liabilities	5,108,423	4,804,678

Commitments and contingencies	—	—

Redeemable convertible preferred stock Series B ($0.01 par value per share; 200,000,000 total preferred shares authorized; 160,000 and 160,000 Series B shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively; redemption amount of $192.0 million and $192.0 million at June 30, 2026 and December 31, 2025, respectively)	153,298	152,642
Redeemable preferred stock Series A RailCo - Non-controlling interest (zero par value per share; 1,000,000 total preferred shares authorized; 1,000,000 Series A - RailCo shares issued and outstanding as of June 30, 2026 and December 31, 2025; redemption amount of $1.4 billion and $1.4 billion at June 30, 2026 and December 31, 2025, respectively)	1,003,747	937,578

Equity
Common stock ($0.01 par value per share; 2,000,000,000 shares authorized; 118,181,737 and 116,294,461 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	1,182	1,163
Additional paid in capital	553,590	623,771
Accumulated deficit	(754,009)	(512,992)
Accumulated other comprehensive loss	(130,539)	(90,618)
Stockholders' equity	(329,776)	21,324
Non-controlling interest in equity of consolidated subsidiaries	(188,947)	(167,561)
Total equity	(518,723)	(146,237)
Total liabilities, redeemable preferred stock and equity	$5,746,745	$5,748,661

FTAI INFRASTRUCTURE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(266,654)	$50,205
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in losses (earnings) of unconsolidated entities	1,078	(3,319)
Gain on sale of subsidiaries	—	(119,952)
Loss on modification or extinguishment of debt	47,516	4,073
Equity-based compensation	16,438	2,163
Depreciation and amortization	90,202	59,010
Asset impairment	63,188	4,401
Change in deferred income taxes	(10,952)	(41,298)
Amortization of deferred financing costs	7,218	5,218
Amortization of bond discount	42,839	5,459
Amortization of other comprehensive income	(10,523)	(4,732)
Paid-in-kind interest expense	5,115	—
Other	840	1,216
Change in:
Accounts receivable	(5,492)	(2,988)
Other assets	(2,457)	2,540
Accounts payable and accrued liabilities	(9,731)	15,593
Derivative liabilities	—	(66,178)
Other liabilities	1,035	(2,283)
Net cash used in operating activities	(30,340)	(90,872)

Cash flows from investing activities:
Investment in unconsolidated entities	(14,391)	(12,585)
Acquisition of business, net of cash acquired	(40,411)	226,628
Acquisition of leasing equipment	—	(564)
Acquisition of property, plant and equipment	(129,029)	(148,319)
Proceeds from investor loan	—	11,001
Proceeds from sale of subsidiaries, net of cash	35	—
Purchase deposits for acquisitions	(3,410)	—
Proceeds from sale of property, plant and equipment	9,043	2,198
Net cash (used in) provided by investing activities	(178,163)	78,359

Cash flows from financing activities:
Proceeds from debt, net	1,407,376	494,074
Repayment of debt	(1,337,217)	(126,102)
Payment of financing costs	(15,796)	(21,545)
Proceeds from financing obligation	50,000	—
Repayment of financing obligation	(920)	—
Cash dividends - common stock	(7,090)	(6,886)
Cash dividends - redeemable preferred stock	—	(25,516)
Cash dividends - redeemable preferred stock - NCI	(5,000)	—
Settlement of equity-based compensation	(2,903)	(545)
Distributions to non-controlling interests	(1,248)	—
Net cash provided by financing activities	87,202	313,480

Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents, including cash classified within assets held for sale	(121,301)	300,967
Less: net decrease in cash classified within assets held for sale	(32,070)	—
Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents	(153,371)	300,967
Cash and cash equivalents and restricted cash and cash equivalents, beginning of period	325,946	147,296
Cash and cash equivalents and restricted cash and cash equivalents, end of period	$172,575	$448,263

Key Performance Measures
The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.
Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to common stockholders, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, gains (losses) on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, interest expense, interest and other costs on pension and other pension expense benefits (“OPEB”) liabilities, dividends and accretion of redeemable and convertible preferred stock, and other non-recurring items, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.
The following table sets forth a reconciliation of net (loss) income attributable to common stockholders to Adjusted EBITDA for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Change	Six Months Ended June 30,		Change
(in thousands)	2026	2025		2026	2025
Net (loss) income attributable to common stockholders	$(166,464)	$(83,898)	$(82,566)	$(320,989)	$24,359	$(345,348)
Add: (Benefit from) provision for income taxes	(11,576)	952	(12,528)	(8,053)	(40,562)	32,509
Add: Equity-based compensation expense	5,460	910	4,550	16,438	2,163	14,275
Add: Acquisition and transaction expenses	6,021	8,704	(2,683)	12,841	12,219	622
Add: Losses on the modification or extinguishment of debt and capital lease obligations	1,602	4,066	(2,464)	47,516	4,073	43,443
Add: Changes in fair value of non-hedge derivative instruments	195	—	195	753	—	753
Add: Asset impairment charges	63,188	4,401	58,787	63,188	4,401	58,787
Add: Incentive allocations	—	—	—	—	—	—
Add: Depreciation and amortization expense (1)	40,456	32,086	8,370	82,144	56,743	25,401
Add: Interest expense	105,492	59,204	46,288	187,979	102,316	85,663
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(560)	(100)	(460)	(1,078)	4,400	(5,478)
Add: Dividends and accretion of redeemable and convertible preferred stock (3)	38,398	25,039	13,359	79,972	48,347	31,625
Add: Interest and other costs on pension and OPEB liabilities	(103)	(264)	161	(283)	(529)	246
Add: Other non-recurring items (4)	857	298	559	3,518	1,333	2,185
Less: Equity in losses (earnings) of unconsolidated entities	560	1,995	(1,435)	1,078	(3,319)	4,397
Less: Non-controlling share of Adjusted EBITDA (5)	(7,413)	(7,477)	64	(18,319)	(14,809)	(3,510)
Adjusted EBITDA (Non-GAAP)	$76,113	$45,916	$30,197	$146,705	$201,135	$(54,430)
_______________________________
(1)Includes the following items for the three months ended June 30, 2026 and 2025: (i) depreciation and amortization expense of $39,511 and $33,998, (ii) capitalized contract costs amortization of $1,232 and $1,232 and (iii) amortization of other comprehensive income of $(287) and $(3,144), respectively. Includes the following items for the six months ended June 30, 2026 and 2025: (i) depreciation and amortization expense of $90,202 and $59,010, (ii) capitalized contract costs amortization of $2,465 and $2,465 and (iii) amortization of other comprehensive income of $(10,523) and $(4,732), respectively.
(2)Includes the following items for the three months ended June 30, 2026 and 2025: net loss of $(560) and $(100), respectively. Includes the following items for the six months ended June 30, 2026 and 2025: (i) net (loss) income of $(1,078) and $6,478, (ii) interest expense of $— and $7,648, (iii) depreciation and amortization expense of $— and $2,884, (iv) acquisition and transaction expenses of $— and $201, (v) changes in fair value of non-hedge derivative instruments of

$— and $(12,822), (vi) equity method basis adjustments of $— and $10 and (vii) other non-recurring items of $— and $1, respectively.
(3)Includes the following items for the three months ended June 30, 2026 and 2025: (i) dividends and accretion of redeemable preferred stock of $33,887 and $20,957 and (ii) dividends of convertible preferred stock of $4,511 and $4,082, respectively. Includes the following items for the six months ended June 30, 2026 and 2025: (i) dividends and accretion of redeemable preferred stock of $71,108 and $42,798 and (ii) dividends of convertible preferred stock of $8,864 and $5,549, respectively.
(4)Includes the following items for the three months ended June 30, 2026: Railroad severance and integration expenses of $857. Includes the following item for the three months ended June 30, 2025: Railroad severance expense of $298. Includes the following items for the six months ended June 30, 2026: (i) Railroad severance and integration expenses of $2,328 and (ii) unrealized loss on investment of $1,190. Includes the following items for the six months ended June 30, 2025: (i) incidental utility rebillings of $650, (ii) loss on inventory heel of $385 and (iii) Railroad severance expense of $298.
(5)Includes the following items for the three months ended June 30, 2026 and 2025: (i) equity-based compensation of $295 and $86, (ii) provision for income taxes of $52 and $84, (iii) interest expense of $3,445 and $3,706, (iv) depreciation and amortization expense of $3,362 and $3,071, (v) changes in fair value of non-hedge derivative instruments of $4 and $—, (vi) acquisition and transaction expenses of $29 and $165, (vii) interest and other costs on pension and OPEB liabilities of $(2) and $(1), (viii) asset impairment charges of $— and $8, (ix) losses on the modification or extinguishment of debt of $5 and $356, (x) dividends and accretion of redeemable preferred stock of $216 and $— and (xi) other non-recurring items of $7 and $2, respectively. Includes the following items for the six months ended June 30, 2026 and 2025: (i) equity-based compensation expense of $2,067 and $224, (ii) provision for income taxes of $118 and $188, (iii) interest expense of $7,497 and $7,646, (iv) depreciation and amortization expense of $6,693 and $6,140, (v) changes in fair value of non-hedge derivative instruments of $4 and $—, (vi) acquisition and transaction expenses of $44 and $166, (vii) interest and other costs on pension and OPEB liabilities of $(2) and $(3), (viii) asset impairment charges of $— and $27, (ix) losses on the modification or extinguishment of debt of $1,494 and $358, (x) dividends and accretion of redeemable preferred stock of $391 and $— and (xi) other non-recurring items of $13 and $63, respectively.

The following tables sets forth a reconciliation of net loss attributable to common stockholders to Adjusted EBITDA for our four core segments for the three months ended June 30, 2026:

	Three Months Ended June 30, 2026
(in thousands)	Railroad	Jefferson Terminal	Repauno	Power and Gas	Four Core Segments
Net loss attributable to common stockholders	$(18,839)	$(8,557)	$(3,807)	$(54,104)	$(85,307)
Add: Provision for (benefit from) income taxes	3,237	136	2	(14,951)	(11,576)
Add: Equity-based compensation expense	442	1,072	172	3,589	5,275
Add: Acquisition and transaction expenses	2,491	—	—	2,245	4,736
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	549	549
Add: Changes in fair value of non-hedge derivative instruments	18	—	—	177	195
Add: Asset impairment charges	—	—	—	60,380	60,380
Add: Incentive allocations	—	—	—	—	—
Add: Depreciation and amortization expense (1)	19,512	13,229	2,655	4,822	40,218
Add: Interest expense	1,905	13,636	1,405	25,031	41,977
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities	—	—	—	—	—
Add: Dividends and accretion of redeemable and convertible preferred stock	33,230	—	—	—	33,230
Add: Interest and other costs on pension and OPEB liabilities	(103)	—	—	—	(103)
Add: Other non-recurring items (2)	857	—	—	—	857
Less: Equity in earnings of unconsolidated entities	—	—	—	—	—
Less: Non-controlling share of Adjusted EBITDA (3)	(394)	(6,502)	(195)	(309)	(7,400)
Adjusted EBITDA (Non-GAAP)	$42,356	$13,014	$232	$27,429	$83,031
_______________________________
(1)Jefferson Terminal
Includes the following items for the three months ended June 30, 2026: (i) depreciation and amortization expense of $11,997 and (ii) capitalized contract costs amortization of $1,232.
Power and Gas
Includes the following items for the three months ended June 30, 2026: (i) depreciation and amortization expense of $5,109 and (ii) amortization of other comprehensive income of $(287).
(2)Railroad
Includes the following items for the three months ended June 30, 2026: Railroad severance and integration expenses of $857.
(3)Railroad
Includes the following items for the three months ended June 30, 2026: (i) equity-based compensation expense of $3, (ii) provision for income taxes of $20, (iii) interest expense of $12, (iv) depreciation and amortization expense of $126, (v) acquisition and transaction expenses of $11, (vi) interest and other costs on pension and OPEB liabilities of $(2), (vii) dividends and accretion of redeemable preferred stock of $216, (viii) changes in fair value of non-hedge derivative instruments of $1 and (ix) other non-recurring items of $7.
Jefferson Terminal
Includes the following items for the three months ended June 30, 2026: (i) equity-based compensation expense of $249, (ii) provision for income taxes of $32, (iii) interest expense of $3,157 and (iv) depreciation and amortization expense of $3,064.
Repauno
Includes the following items for the three months ended June 30, 2026: (i) equity-based compensation expense of $8, (ii) interest expense of $64 and (iii) depreciation and amortization expense of $123.

Power and Gas
Includes the following items for the three months ended June 30, 2026: (i) equity-based compensation expense of $30, (ii) interest expense of $212, (iii) depreciation and amortization expense of $41, (iv) acquisition and transaction expenses of $18, (v) changes in fair value of non-hedge derivative instruments of $3 and (vi) losses on the modification or extinguishment of debt of $5.